Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into this 24th day of September, 2014, by and among AVEO PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“HTGC Inc.”), HERCULES CAPITAL FUNDING TRUST 2012-1, a statutory trust created and existing under the laws of the State of Delaware (“Trust”), and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (“Hercules III”, together with HTGC Inc. and Trust collectively referred to as the “Lender”).

WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement, dated as of May 28, 2010, as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of December 21, 2011, and as further amended by that certain Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2012 (as the same may from time to time be further amended, modified or supplemented in accordance with its terms, the “Loan Agreement”); and

WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower and Lender desire to amend the Loan Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

2. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the Loan Agreement is hereby amended as follows:

(a) The Loan Agreement shall be amended by (i) deleting “and” at the end of Recital C, (ii) changing “.” to “;” at the end of Recital D; and (iii) inserting the following new provisions to appear as Recitals E, F, and G thereof:

“E. Borrower has requested that Lender make available to Borrower one (1) loan (the “2014 Term Loan Advance”) in an aggregate principal amount of Ten Million and No/100 Dollars ($10,000,000) (the “Maximum 2014 Term Loan Amount”);

F. Lender is willing to make the 2014 Term Loan Advance on the terms and conditions set forth in this Agreement; and

G. Lender has consented to that certain Third Amendment to Lease and Lease Termination Agreement by and between the Borrower and BMR-650 E KENDALL B LLC dated as of September 24, 2014, pursuant to the terms of that certain Consent to Loan and Security Agreement by and among the Lender and the Borrower dated as of September 24, 2014.”

(b) The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 (Definitions and Rules of Construction) thereof:

“2010 End of Term Charge” has the meaning given to it in Section 2.5 hereof.

“2014 Closing Date” September 24, 2014.

“2014 End of Term Charge” has the meaning given to it in Section 2.5 hereof.

“2014 Extension Date” has the meaning given to it in the definition of 2014 Term Loan Amortization Date.

“2014 Facility Fee” means One Hundred Eight Thousand Seventy-Two Dollars and Seventy-Two Cents ($108,072.72).

“2014 Term Loan Advance” has the meaning given to it in Recital E hereof.

“2014 Term Loan Amortization Date” means November 1, 2015; provided, however, that if the Interest Only Period Extension Event No. 1 occurs prior to such date, at the request of Borrower, the 2014 Term Loan Amortization Date shall be May 1, 2016 (the “2014 Extension Date”); and provided further, however, that if the Interest Only Period Extension Event No. 2 occurs prior to the 2014 Extension Date, at the request of Borrower, the 2014 Term Loan Amortization Date shall be November 1, 2016.

“2014 Term Loan Interest Rate” means the greater of (i) 11.90% and (ii) 11.90% plus the Prime Rate; provided, however, that in no event shall the 2014 Term Loan Interest Rate exceed 15.0%.

“2014 Term Loan Maturity Date” means January 1, 2018.

“2014 Warrants” shall mean the warrants to purchase shares of common stock of the Borrower issued to the Lender by the Borrower on the 2014 Closing Date.

“Financial Covenant Termination Event” means (a) delivery by Borrower to Lender, after the 2014 Closing Date, of evidence satisfactory to Lender in Lender’s reasonable discretion, that Borrower has received favorable data (i.e., achieving the primary endpoint with respect to the trials set forth in (i) and (ii) of this definition) with respect to its (i) Ficlatuzumab phase 2 clinical study, and (ii) AV-380 phase 1 clinical study, or (b) Lender’s election, in Lender’s sole and absolute discretion, to discontinue testing of the financial covenant set forth in Section 7.20.

“Interest Only Period Extension Event No. 1” means confirmation by Lender, in Lender’s reasonable discretion, that Borrower has received, after the 2014 Closing Date, but on or prior to November 1, 2015, net upfront unrestricted cash payments in an amount equal to or greater than [**] Dollars ($[**]), deposited in Deposit Accounts subject to an Account Control Agreement(s) in favor of Lender, resulting from corporate development partnerships [**]. For the avoidance of doubt, the calculation of “net upfront unrestricted cash payments” as used in this definition shall include license payments received from any such corporate development partnership [**].

“Interest Only Period Extension Event No. 2” means confirmation by Lender, in Lender’s reasonable discretion, after the occurrence of the Interest Only Period Extension Event No. 1, but on or prior to the 2014 Extension Date, that the following milestones have been achieved: (a) Borrower’s first (1st) patient has been dosed in a phase 1 clinical study of its AV-380 product, and (b) Borrower has received unrestricted and unencumbered net cash proceeds in an amount equal to or greater than [**] Dollars ($[**]), deposited in Deposit Accounts subject to an Account Control Agreement(s) in favor of Lender, resulting from corporate development partnerships and/or from the issuance and sale by Borrower of its equity securities. For the avoidance of doubt, the calculation of “unrestricted and unencumbered net cash proceeds” as used in this definition shall include any payments received from any such corporate development partnership.

“Liquidity Ratio” is the ratio of (a) the sum of all of Borrower’s unrestricted and unencumbered cash and cash equivalents having maturities of not more than ninety (90) days from the date of determination, in each case only to the extent maintained in Deposit Accounts and/or accounts holding Investment Property that are subject to an Account Control Agreement(s) in favor of Lender, to (b) the aggregate amount of all outstanding Secured Obligations of Borrower to Lender under the 2014 Term Loan Advance. For the avoidance of doubt, the calculation of the Liquidity Ratio shall not take into account any cash or cash equivalents of MSC Subsidiary.

“Maximum 2014 Term Loan Amount” has the meaning given to it in Recital E hereof.

(c) The following definitions appearing in Section 1.1 thereof are amended in their entirety and replaced with the following:

“Advance(s)” means a Term Loan Advance and/or a 2014 Term Loan Advance, as applicable.

“Note(s)” means a promissory note or promissory notes to evidence Lender’s Loans.

“Prime Rate” means for any day (a) with respect to the Term Loan Advance, the prime rate as reported in The Wall Street Journal minus 4.75%, or (b) with respect to the 2014 Term Loan Advance, the prime rate as reported in The Wall Street Journal minus 5.25%.

“Term Loan” means any term loan advanced under Section 2.1 of this Agreement.

“Term Loan Advance” means any Term Loan funds advanced under Section 2.1 of this Agreement.

“Term Loan Amortization Date” means January 1, 2015.

“Term Loan Maturity Date” means December 1, 2015.

“Warrant” means, collectively, all warrants to purchase shares of capital stock of the Borrower issued to Lender by the Borrower (including, without limitation, the New Warrants and the 2014 Warrants).

(d) Notwithstanding Section 2.1(d) of the Loan Agreement, provided no Event of Default has occurred or is continuing, the scheduled principal payments due on October 1, 2014, November 1, 2014, and December 1, 2014 with respect to the Term Loan (the “Deferred Payments”) shall be deferred (not waived). Borrower shall continue to make monthly payments of interest as set forth in Section 2.1(d) of the Loan Agreement. The aggregate balance of the Term Loan, including the Deferred Payments, outstanding on the day immediately preceding the Term Loan Amortization Date, shall re-amortize and commencing on the Term Loan Amortization Date, and continuing on the first (1st) business day of each month thereafter, Borrower shall make equal monthly installments of principal and interest (mortgage style) based upon an amortization schedule equal to twelve (12) consecutive months. Borrower’s final payment due on the Term Loan Maturity Date shall include all outstanding principal and accrued and unpaid interest under the Term Loan and all other outstanding Secured Obligations with respect to the Term Loan. For the abundance of caution, any principal received by Lender prior to the 2014 Closing Date shall not be returned and shall be deemed applied toward such scheduled principal payment.

(e) The Loan Agreement is amended by inserting immediately after Section 2.1 the following new provision to appear as Section 2.1.1 (2014 Term Loan) thereof:

“2.1.1 2014 Term Loan.

(a) Advance. Subject to the terms and conditions of this Agreement, Lender will make, and Borrower agrees to draw, the 2014 Term Loan Advance in an amount of the Maximum 2014 Term Loan Amount on the 2014 Closing Date.

(b) Advance Request. To obtain the 2014 Term Loan Advance, Borrower shall complete, sign and deliver to Lender an Advance Request. Lender shall fund the 2014 Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such 2014 Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of the 2014 Term Loan Advance shall bear interest thereon from such Advance Date at the 2014 Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The 2014 Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. Prior to the 2014 Term Loan Amortization Date, Borrower will pay interest on the 2014 Term Loan Advance on the first (1st) business day of each month, beginning the month after the applicable Advance Date. Commencing on the 2014 Term Loan Amortization Date, and continuing on the first (1st) business day of each month thereafter, Borrower shall repay the aggregate principal balance of the 2014 Term Loan Advance that is outstanding on the day immediately preceding the 2014 Term Loan Amortization Date in equal monthly installments of principal and interest (mortgage style) based upon an amortization schedule equal to thirty (30) consecutive months. After any change in the effective rate hereunder, Lender shall recalculate future payments of principal and interest to fully amortize the outstanding principal amount over the remaining scheduled monthly payments hereunder prior to the 2014 Term Loan Maturity Date (and Lender will provide subsequent notice to Borrower of any such recalculations). The entire 2014 Term Loan Advance unpaid principal balance and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the 2014 Term Loan Advance, shall be due and payable on the 2014 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the 2014 Term Loan Advance. Once repaid, the 2014 Term Loan Advance or any portion thereof may not be reborrowed.”

(f) The last two sentences set forth in Section 2.3 (Default Interest) are amended in their entirety and replaced with the following:

“In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) or 2.1.1(c), as applicable, plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c), 2.1.1(c), or Section 2.3, as applicable.”

(g) Section 2.4 (Prepayment) is amended in its entirety and replaced with the following:

“2.4 Prepayment. At its option upon at least seven (7) business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding 2014 Term Loan Advance by paying the entire principal balance, all accrued and unpaid interest, all unpaid Lender’s fees and expenses accrued to the date of the prepayment (including the 2014 End of Term Charge), together with a prepayment charge equal to the following percentage of the principal 2014 Term Loan Advance amount being prepaid: if such 2014 Term Loan Advance is prepaid in any of the first twelve (12) months following the 2014 Closing Date, three percent (3.00%); after twelve (12) months following the 2014 Closing Date but prior to twenty four (24) months following the 2014 Closing Date, two percent (2.00%); and thereafter but prior to the 2014 Term Loan Maturity Date, one percent (1.00%) (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the 2014 Term Loan Advance. Upon the occurrence of a Change in Control, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and all unpaid Lender’s fees and out-of-pocket expenses under the Loan Documents accrued to the date of the repayment (including the 2014 End of Term Charge) together with the applicable Prepayment Charge.”

(h) Section 2.5 (End of Term Charge) is amended in its entirety and replaced with the following:

“2.5 End of Term Charges. On the earliest to occur of (i) June 1, 2014, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to One Million Two Hundred Thirty Seven Thousand Five Hundred Dollars ($1,237,500) (the “2010 End of Term Charge”). Notwithstanding the required payment date of such charge, the 2010 End of Term Charge shall have been deemed to have been earned by Lender as of the Closing Date. Borrower has paid such 2010 End of Term Charge in full as of the 2014 Closing Date. In addition, on the earliest to occur of (i) the 2014 Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to Five Hundred Forty Thousand Three Hundred Sixty-Three Dollars and Sixty Cents ($540,363.60) (the “2014 End of Term Charge”). Notwithstanding the required payment date of such charge, the 2014 End of Term Charge shall have been deemed to have been earned by Lender as of the 2014 Closing Date.”

(i) The Loan Agreement is amended by inserting the following new provision to appear as Section 2.8 (Notes) thereof:

“2.8 Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes in the form of Exhibit B-3 to evidence 2014 Term Loan Advances.”

(j) Section 3 (Security Interests) of the Loan Agreement is amended by deleting subsection (ii)(D) of the proviso in the first sentence of Section 3.1 in its entirety and replacing it with the following:

“(D) cash held in money market account no. 1892029636 at Comerica Bank in an amount not to exceed $2,997,418.00 plus accrued interest to secure certain letters of credit (the “Comerica Letters of Credit”) and”

(k) Section 5.3 (Consents) is amended by deleting each reference to “New Warrants” therein and inserting in lieu thereof “Warrants”.

(l) Section 7.1 (Financial Reports) is amended by deleting subsection (d) in its entirety and replacing it with the following:

“(d) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its capital stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;”

(m) Section 7.1 (Financial Reports) is amended by deleting subsection (f) in its entirety and replacing it with the following:

“(f) budgets, operating plans, updates on clinical trials, and other financial information reasonably requested by Lender.”

(n) The Loan Agreement is amended by inserting the following new provision to appear as Section 7.20 (Financial Covenant) thereof:

“7.20 Financial Covenant. Borrower shall maintain at all times, commencing with the 2014 Closing Date and continuing through the date on which the Financial Covenant Termination Event occurs, a Liquidity Ratio equal to or greater than 1.25:1.00.”

(o) Section 9.2 (Covenants) is amended in its entirety and replaced with the following:

“9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6.1, 7.5, 7.6, 7.7, 7.8, 7.9, 7.13, 7.18, 7.19, or 7.20) such default continues for more than ten (10) business days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6.1, 7.5, 7.6, 7.7, 7.8, 7.9, 7.13, 7.18, 7.19, or 7.20, the occurrence of such default; or”

(p) Exhibit A (Advance Request) is amended in its entirety and replaced with the Advance Request appearing as Schedule 1 attached hereto.

(q) The Loan Agreement shall be amended by inserting a new Exhibit B-3 (2014 Term Loan Advance Promissory Note) appearing as Schedule 2 attached hereto.

(r) Exhibit F (Compliance Certificate) is amended in its entirety and replaced with the Compliance Certificate appearing as Schedule 3 attached hereto.

3. Conditions to Effectiveness. Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender:

(a) Lender shall have received a fully-executed counterpart of this Amendment signed by Borrower;

(b) Lender shall have received certified resolutions of Borrower’s board of directors evidencing approval of this Amendment;

(c) Lender shall have received a legal opinion (authority/enforceability) from Borrower’s counsel dated as of the 2014 Closing Date;

(d) Lender shall have received a duly executed Perfection Certificate from Borrower dated as of the 2014 Closing Date;

(e) Borrower shall have paid to Lender, for the account of Lender, the 2014 Facility Fee; and

(f) Lender shall have received payment for all fees and expenses incurred by Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses.

4. Post-Closing Condition. Notwithstanding anything to the contrary set forth in the Loan Agreement, on or before the date that is thirty (30) business days after the 2014 Closing Date, Borrower shall deliver to Lender endorsements to Borrower’s liability and property policies in accordance with Section 6.2 of the Loan Agreement.

5. Representations and Warranties. The Borrower hereby represents and warrants to Lender as follows:

(a) Representations and Warranties in the Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b) Authority, Etc. The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(c) Enforceability of Obligations. This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d) No Default. Before and after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(e) Event of Default. By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

6. Reaffirmations. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of Lender under the Loan Agreement and the other Loan Documents. Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

7. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

8. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(b) The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

(c) This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d) Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

AVEO PHARMACEUTICALS, INC.

By:	/s/ Tuan Ha-Ngoc
Name:	Tuan Ha-Ngoc
Its:	President & CEO

Accepted in Palo Alto, California:

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang
Name:	Ben Bang
Its:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2012-1

By:	Hercules Technology Growth Capital, Inc., as Servicer

By:	/s/ Ben Bang
Name:	Ben Bang
Its:	Associate General Counsel

HERCULES TECHNOLOGY III, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:	/s/ Ben Bang
Name:	Ben Bang
Its:	Associate General Counsel

Schedule 1

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date:	, 2014
Hercules Technology Growth Capital, Inc.
Hercules Capital Funding Trust 2012-1
Hercules Technology III, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301 Facsimile: 650-473-9194
Attn: Bryan Jadot

AVEO Pharmaceuticals, Inc. (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc., Hercules Capital Funding Trust 2012-1, and Hercules Technology III, L.P. (collectively, “Lender”) a 2014 Term Loan Advance in the amount of          Dollars ($        ) on             ,          (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (as amended, the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower
or
(b)	Wire Funds to Borrower’s account
Bank:
Address:
ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the 2014 Term Loan Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such 2014 Term Loan Advance, including but not limited to: (i) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (ii) that Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iii) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested 2014 Term Loan Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of the 2014 Term Loan Advance if any of the matters which have been represented above shall not be true and correct on the Advance Date, and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [            ], 2014.

BORROWER:

AVEO PHARMACEUTICALS, INC.

SIGNATURE:

TITLE:

PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	AVEO Pharmaceuticals, Inc.
Type of organization:	Corporation
State of organization:	Delaware
Organization file number:	3444819

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

Schedule 2

EXHIBIT B-3

2014 TERM LOAN ADVANCE PROMISSORY NOTE

$[ ],000,000	Advance Date: , 20[ ]
Maturity Date: , 20[ ]

FOR VALUE RECEIVED, AVEO Pharmaceuticals, Inc., a Delaware corporation, for itself and each of its Subsidiaries which executes and delivers a Joinder Agreement (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., Hercules Capital Funding Trust 2012-1, Hercules Technology III, L.P, or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this 2014 Term Loan Advance Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [    ] Million Dollars ($[    ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a floating per annum rate equal to the 2014 Term Loan Interest Rate (as defined in the Loan Agreement (as defined below)).

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated May 28, 2010, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND

ON BEHALF OF ITS SUBSIDIARIES:

(if such subsidiary executes and delivers a Joinder Agreement)

AVEO PHARMACEUTICALS, INC.

By:
Title:

Schedule 3

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology Growth Capital, Inc.

Hercules Capital Funding Trust 2012-1

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Attn: Bryan Jadot

Reference is made to that certain Loan and Security Agreement dated May 28, 2010 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology Growth Capital, Inc., Hercules Capital Funding Trust 2012-1, and Hercules Technology III, L.P. (collectively, the “Lender”) on the one hand, and AVEO Pharmaceuticals, Inc. (the “Company”) as Borrower, on the other hand. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Borrower, knowledgeable of all Borrower financial matters, and is authorized to provide certification of information regarding the Borrower; hereby certifies, in such capacity as set forth below, that as of the date hereof and in accordance with the terms and conditions of the Loan Agreement, the Borrower is in compliance in all material respects for the period ending                      of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies, in such capacity as set forth below, that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days

Interim Financial Statements	Quarterly within 30 days

Audited Financial Statements	FYE within 90 days

Intellectual Property on Exhibit D	Quarterly within 30 days

FINANCIAL COVENANT	REQUIRED	ACTUAL	COMPLIES (YES/NO)

Liquidity Ratio	1.25:1.00

Very Truly Yours,

AVEO PHARMACEUTICALS, INC.

By:

Name:

Its: